UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 21, 2009

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition

On October 22, 2009, the Registrant issued a news release announcing its revenues and earnings for the third quarter of 2009. A copy of the news release is furnished as an exhibit to this Form 8-K. This Item 2.02 and the attached exhibit are furnished to but not filed with the Securities and Exchange Commission.

Item 8.01Other Events

On October 21, 2009, the Board of Directors of the Company approved an authorization for the repurchase of up to 2,000,000 shares of the Company’s Common Stock expiring on October 21, 2012. Subject to applicable timing and other legal requirements, repurchase under authorization may be made on the open market or in privately negotiated transactions on terms approved by the Company’s Chairman of the Board or President. Repurchased shares may be retired or held in treasury for future use for appropriate corporate purposes including issuance in connection with awards under the Company’s employee benefit plans. The new authorization is in addition to the existing repurchase program that expires on January 24, 2010 and has 1,165,901 shares remaining for repurchase.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

99.1  News release issued by the Registrant on October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	October 23, 2009	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
President and Chief Executive Officer

Date:	October 23, 2009	/s/ DARRON R. MING
Darron R. Ming
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	News release issued by the Registrant on October 22, 2009